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Exhibit 9

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the common stock, no par value per share, of Chicago Pizza & Brewery, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

        The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other filing party, unless such party knows or has reason to believe that such information is inaccurate.

        This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

        In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 31st day of December, 2002.

BJ CHICAGO, LLC
By: The Jacmar Companies Its: Manager
By:	/s/ JAMES A. DAL POZZO
Name: James A. Dal Pozzo Its: President
By: Golden Resorts, Inc. Its: Manager
By:	/s/ SHANN M. BRASSFIELD
Name: Shann M. Brassfield Its: President
GOLDEN RESORTS, INC.

By:	/s/ SHANN M. BRASSFIELD
Name: Shann M. Brassfield Its: President
THE JACMAR COMPANIES

By:	/s/ JAMES A. DAL POZZO
Name: James A. Dal Pozzo Its: President

WILLIAM H. TILLEY

By:	/s/ WILLIAM H. TILLEY
Name: William H. Tilley
JAMES A. DAL POZZO

By:	/s/ JAMES A. DAL POZZO
Name: James A. Dal Pozzo
JERRY G. BRASSFIELD

By:	/s/ JERRY G. BRASSFIELD
Name: Jerry G. Brassfield
SHANN M. BRASSFIELD

By:	/s/ SHANN M. BRASSFIELD
Name: Shann M. Brassfield

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  Exhibit 9
JOINT FILING AGREEMENT